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                                                              EXHIBIT 10.1.3


                     FIRST AMENDMENT TO AMENDED AND RESTATED
                  LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

     This Amendment, dated as of August 1, 2001, is entered into by (1) SITHE/ INDEPENDENCE POWER PARTNERS, L.P., a Delaware limited partnership (the "BORROWER"), (2) SUMITOMO MITSUI BANKING CORPORATION (successor to The Sumitomo Bank, Limited, New York Branch), as Issuing Bank, (3) each of SUMITOMO MITSUI BANKING CORPORATION (successor to The Sumitomo Bank, Limited, New York Branch), BNP PARIBAS (successor to Banque Nationale de Paris) and CREDIT AGRICOLE INDOSUEZ (successor to Caisse Nationale de Credit Agricole), as participating banks (collectively, including the Issuing Bank, the "BANKS"), and (4) SUMITOMO MITSUI BANKING CORPORATION (successor to The Sumitomo Bank, Limited, New York Branch), as agent (the "AGENT") for the Banks.

                                    RECITALS

     A. The Borrower, the Banks and the Agent are parties to an Amended and Restated Letter of Credit and Reimbursement Agreement dated as of September 28, 1994 (the "REIMBURSEMENT AGREEMENT"). Terms defined in or pursuant to the Reimbursement Agreement and not otherwise defined herein have the same respective meanings when used herein, and the rules of construction set forth in
Section 1.2 of the Reimbursement Agreement are incorporated herein by reference.

     B. Pursuant to Section 9.1 of the Reimbursement Agreement, the Borrower, the Banks and the Agent wish to amend the Reimbursement Agreement to modify, among other things, (1) the definition of "Expiration Date," (2) the fees payable in respect of the Letter of Credit and (3) the interest rate payable on Loans. Accordingly, the Borrower, the Banks and the Agent hereby agree as set forth below.

     SECTION 1. AMENDMENTS TO REIMBURSEMENT AGREEMENT.
      Effective as of the date hereof and subject to satisfaction of the conditions precedent set forth in Section 2, the Reimbursement Agreement is hereby amended as set forth below.

          (a) Section 1.1 of the Reimbursement Agreement is amended by adding the following defined terms in appropriate alphabetical order:

               "`APPLICABLE LOC RATE' means, with respect to each payment of a letter of credit fee pursuant to Section 2.5(b), the applicable PER ANNUM rate determined pursuant to the table set forth below, in accordance with the Debt Rating in effect from time to time:

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----------------------------- ----------------------
        DEBT RATING                   LOC RATE
----------------------------- ----------------------
     BBB/Baa2 or higher                 1.25%
----------------------------- ----------------------
         BBB-/Baa3                      1.50%
----------------------------- ----------------------
          BB+/Ba1                       1.75%
----------------------------- ----------------------
           BB/Ba2                       2.00%
----------------------------- ----------------------
      BB-/Ba3 or lower                  2.50%
----------------------------- ----------------------

     The Applicable LOC Rate shall change as of the opening of business on the effective date of any change in the Debt Rating."

               "`APPLICABLE MARGIN' means, with respect to interest payable on each Loan, the applicable PER ANNUM interest-rate margin determined pursuant to the table set forth below, in accordance with the Debt Rating in effect from time to time:

-----------------------------   -------------------------------------  ----------------------------------------
        DEBT RATING                 FIRST REDUCED RATE PERIOD OR                 REGULAR RATE PERIOD
                                   SUBSEQUENT REDUCED RATE PERIOD
-----------------------------   -------------------------------------  ----------------------------------------
                                     Reference        Federal Funds       Reference Rate       Federal Funds
                                    Rate Margin        Rate Margin            Margin            Rate Margin
-----------------------------   ---------------- -------------------   -------------------- -------------------
     BBB/Baa2 or higher                 0.50%               1.50%                2.00%               3.00%
-----------------------------   ---------------- -------------------   -------------------- -------------------
         BBB-/Baa3                      0.50%               1.50%                2.00%               3.00%
-----------------------------   ---------------- -------------------   -------------------- -------------------
          BB+/Ba1                       0.75%               1.75%                2.25%               3.25%
-----------------------------   ---------------- -------------------   -------------------- -------------------
           BB/Ba2                       1.00%               2.00%                2.50%               3.50%
-----------------------------   ---------------- -------------------   -------------------- -------------------
      BB-/Ba3 or lower                  1.50%               2.50%                3.00%               4.00%
-----------------------------   ---------------- -------------------   -------------------- -------------------

     The Applicable Margin shall change as of the opening of business on the effective date of any change in the Debt Rating."

               "`DEBT RATING' means the lower at all times of (a) the rating assigned to the Bonds by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and (b) the rating assigned to the Bonds by Moody's Investors Service, Inc."

               "`REGULAR RATE PERIOD' means, with respect to each Loan, any period other than one during which the interest rate applicable to such Loan is determined pursuant to Section 2.6(a)(i), (iii) or (iv)."

          (b) The definition of "Expiration Date" in Section 1.1 of the Reimbursement Agreement is amended in full to read as follows:

               "`EXPIRATION DATE' means the earlier of (a) December 31, 2002,

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     unless extended pursuant to Section 2.2(b), in which case such extended date, and (b) the date on which the Letter of Credit is cancelled and returned to the Issuing Bank."

          (c) Section 2.2(b) of the Reimbursement Agreement is amended in full to read as follows:

               "(b) Upon the Agent's receipt from the Borrower of a written request at least 6 months prior to the then current Expiration Date, the Banks may, in their sole discretion by unanimous agreement of the Issuing Bank and the other Banks, extend the Expiration Date for an additional period. The Agent shall notify the Borrower of the Banks' decision regarding such extension at least 3 months prior to the Expiration Date. If the Banks agree to extend the Expiration Date, the Expiration Date shall, effective from the date of the Agent's notice to the Borrower of the same, be such extended date."

          (d) Section 2.5 of the Reimbursement Agreement is amended in full to read as follows:

          "Section 2.5 FEES. The Borrower shall pay the following fees to the Agent for the respective accounts of the Persons specified below:

               (a) for the account of the Issuing Bank, a letter of credit fronting fee equal to .25% of the maximum Stated Amount, payable annually in advance on the Distribution Date occurring in December of each year, commencing with December of 2001, with respect to the calendar year commencing on the immediately succeeding January 1; PROVIDED, HOWEVER, that the letter of credit fronting fee payable with respect to calendar year 2002 shall be payable on December 3, 2001 with respect to only the 11-month period commencing on February 1, 2002 and ending on December 31, 2002; and FURTHER PROVIDED, HOWEVER, that, on the Distribution Date occurring in January of each year, commencing with January of 2002, the Issuing Bank shall refund to the Borrower the amount equal to the amount, if any, by which (i) the letter of credit fronting fee paid by the Borrower in respect of the immediately preceding calendar year exceeds (ii) .25% of the average daily Stated Amount during such calendar year;

               (b) for the respective accounts of the Banks, a letter of credit fee equal to the Applicable LOC Rate applied to the maximum Stated Amount, payable annually in advance on the Distribution Date occurring in December of each year, commencing with December of 2001, with respect to the calendar year commencing on the immediately succeeding January 1; PROVIDED, HOWEVER, that the letter of credit fee payable with respect to calendar year 2002 shall be payable on December 3, 2001 with respect to only the 11-month period

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     commencing on February 1, 2002 and ending on December 31, 2002; FURTHER
     PROVIDED, HOWEVER, that (i) if the Debt Rating falls at any time, the Borrower shall pay to the Agent for the respective accounts of the Banks, within 10 Business Days after the date of publication of such fall in the Debt Rating, an amount equal to (A) the PER ANNUM rate representing the increase in the Applicable LOC Rate, applied to (B) the maximum Stated Amount for the portion of the calendar year remaining after the date of publication of such fall in the Debt Rating, and (ii) if the Debt Rating rises at any time, the Banks shall pay to the Borrower, within 10 Business Days after the date of publication of such rise in the Debt Rating, an amount equal to (A) the PER ANNUM rate representing the decrease in the Applicable LOC Rate, applied to (B) the maximum Stated Amount for the portion of the calendar year remaining after the date of publication of such rise in the Debt Rating; and FURTHER PROVIDED, HOWEVER, that, on the Distribution Date occurring in January of each year, commencing with January of 2002, the Banks shall refund to the Borrower an amount equal to the amount, if any, by which (i) the Applicable LOC Rate(s) applied above, in accordance with this Section 2.5(b), to the maximum Stated Amount in respect of the immediately preceding calendar year exceeds (ii) such Applicable LOC Rate(s) applied to the average daily Stated Amount during such calendar year;

               (c) for the account of the Agent, an annual nonrefundable agent's fee of $25,000, payable in advance on the Distribution Date occurring in December of each year, commencing with December of 2001, with respect to the calendar year commencing on the immediately succeeding January 1; PROVIDED, HOWEVER, that the agent's fee payable with respect to calendar year 2002 shall be payable on December 3, 2001 in the amount of $22,917; and

               (d) for the account of the Issuing Bank, such additional fees and charges (including cable charges) as are generally associated with letters of credit, in accordance with the Issuing Bank's standard internal charge guidelines, payable on demand."

          (d) Section 2.6 of the Reimbursement Agreement is amended in full to read as follows:

          "Section 2.6 INTEREST.

               (a) The Borrower shall pay interest on the unpaid principal amount of each Loan resulting from a Drawing used to pay principal of and/or interest on the Bonds or interest on the Loans, from the date of such Loan until such principal amount has been repaid in full, at a rate PER ANNUM equal at all times to:

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                    (i) during the First Reduced Rate Period and during any
     Subsequent Reduced Rate Period for such Loan, so long as neither of clauses
     (iii) and (iv) below is applicable, the greater at all times of (A) the sum of the Reference Rate in effect from time to time plus the Applicable Margin and (B) the sum of the Federal Funds Rate in effect from time to time plus the Applicable Margin;

                    (ii) during any Regular Rate Period for such Loan, the greater at all times of (A) the sum of the Reference Rate in effect from time to time plus the Applicable Margin and (B) the sum of the Federal Funds Rate in effect from time to time plus the Applicable Margin;

                    (iii) on and after the earlier of the Expiration Date and the date of any Drawing used to fund the Debt Service Reserve Fund pursuant to Section 4.12(e) of the Principal Indenture, so long as no Event of Default caused by the failure to make a monetary payment hereunder has occurred and is continuing, the greater at all times of (A) the sum of the Reference Rate in effect from time to time plus 3.00% PER ANNUM and (B) the sum of the Federal Funds Rate in effect from time to time plus 4.00% PER ANNUM; or

                    (iv) on and after the date of the occurrence of any Event of Default caused by the failure to make a monetary payment hereunder, so long as such Event of Default is continuing, the greater at all times of (A) the sum of the Reference Rate in effect from time to time plus 5.00% PER ANNUM and (B) the sum of the Federal Funds Rate in effect from time to time plus 6.00% PER ANNUM.

     Interest pursuant to Sections 2.6(a)(i), (ii) and (iii) shall be payable monthly in arrears on each Distribution Date and on the first Distribution Date occurring after the Repayment Date, and interest pursuant to Section 2.6(a)(iv) shall be payable on demand.

               (b) The Borrower shall pay interest on the unpaid principal amount of each Loan resulting from a Drawing used to fund the Debt Service Reserve Fund pursuant to Section 4.12(e) of the Principal Indenture, from the date of such Loan until such principal amount has been repaid in full, at a rate PER ANNUM equal at all times to:

                    (i) so long as no Event of Default caused by the failure to make a monetary payment hereunder has occurred and is continuing, the greater at all times of (A) the sum of the Reference Rate in effect from time to time plus 3.00% PER ANNUM and (B) the sum of the Federal Funds Rate in effect from time to time plus 4.00% PER ANNUM; or

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                    (ii) on and after the date of any Event of Default caused by the failure to make a monetary payment hereunder, so long as such Event of Default is continuing, the greater at all times of (A) the sum of the Reference Rate in effect from time to time plus 5.00% PER ANNUM and (B) the sum of the Federal Funds Rate in effect from time to time plus 6.00% PER ANNUM.

     Interest pursuant to Section 2.6(b)(i) shall be payable monthly in arrears on each Distribution Date and on the first Distribution Date occurring after the Repayment Date, and interest pursuant to Section 2.6(b)(ii) shall be payable on demand."

     SECTION 2. CONDITIONS TO EFFECTIVENESS.
       This Amendment shall become effective as of the date first set forth above when and if the Agent receives the following documents, each in form and substance satisfactory to the Agent and in the number of originals reasonably requested by the Agent:

          (a) this Amendment, duly executed by the Borrower and the Banks;

          (b) a consent to this Amendment in the form attached hereto as Exhibit A, duly executed by Enron North America Corp., a Delaware corporation;

          (c) the following documents with respect to the Borrower: (i) its certificate of limited partnership, dated as of a recent date, certified by an appropriate Governmental Authority of the State of Delaware; (ii) good-standing certificates, dated as of a recent date, from the appropriate Governmental Authorities of the States of Delaware and New York; and (iii) the Partnership Agreement, including all amendments thereto, certified by an Authorized Representative of the Borrower to be correct and complete and in full force and effect;

          (d) a certificate of the Secretary of the General Partner as to the authorization, incumbency and signature of the Authorized Representative of the General Partner executing this Amendment on behalf of the General Partner; and

          (e) such other approvals, opinions, evidence and documents as any Bank through the Agent may reasonably request.

     SECTION 3. REPRESENTATIONS AND WARRANTIES OF BORROWER.
       The Borrower represents and warrants to the Banks and the Agent as set forth below.

          (f) The execution, delivery and performance by the Borrower of this Amendment and the Credit Documents, as amended hereby, to which it is a party are within the Borrower's partnership powers, have been duly authorized by all necessary partnership action and do not (i) contravene the Partnership Agreement, as amended to date, (ii) contravene any

Law or contractual restriction binding on or affecting the Borrower or (iii) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower.

          (b) No Governmental Approval is required for the due execution, delivery or performance by the Borrower of this Amendment or any of the Credit Documents, as amended hereby, to which the Borrower is a party.

          (c) This Amendment and each of the Credit Documents, as amended hereby, to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally.

          (d) The audited balance sheet of the Borrower as of December 31, 2000 and the related audited statements of income, cash flow and partners' capital of the Borrower for the fiscal year then ended, certified by Deloitte & Touche LLP, and the unaudited balance sheet of the Borrower as of March 31, 2001 and the related unaudited statements of income, cash flows and partners' capital of the Borrower for the 3-month fiscal period then ended, certified by an Authorized Representative of the Borrower, fairly present the financial condition of the Borrower as of such dates and the results of the operations of the Borrower for the fiscal periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis. Since March 31, 2001 there has been no Material Adverse Change. The Borrower has no material contingent liabilities except as disclosed in such financial statements or the notes thereto.

          (e) There is no pending or, to the knowledge of the Borrower, threatened action or proceeding affecting the Borrower before any Governmental Authority, referee or arbitrator that could reasonably be expected to cause a Material Adverse Change or that purports to affect the legality, validity or enforceability of this Amendment or any of the Credit Documents, as amended hereby.

          (f) The representations and warranties of the Borrower and its Affiliates set forth in the Principal Indenture are correct on and as of the date hereof as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such date). No event has occurred and is continuing, or would result from the effectiveness of this Amendment, that constitutes a Default or an Event of Default.

     SECTION 4. REFERENCE TO AND EFFECT ON CREDIT DOCUMENTS.

          (g) On and after the effective date of this Amendment, each reference in the Reimbursement Agreement to "this Agreement," "hereunder," "hereof," "herein" or any other expression of like import referring to the Reimbursement Agreement, and each reference in the other Credit Documents to "the Reimbursement Agreement," "thereunder," "thereof,"

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"therein" or any other expression of like import referring to the Reimbursement
Agreement, shall mean and be a reference to the Reimbursement Agreement as amended by this Amendment.

          (b) Except as specifically amended above, the Reimbursement Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

     SECTION 5. COSTS AND EXPENSES.
       The Borrower agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder.

     SECTION 6. EXECUTION IN COUNTERPARTS.
       This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

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     SECTION 7. GOVERNING LAW.

       THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF NEW YORK.

                                         SITHE/INDEPENDENCE POWER PARTNERS, L.P.

                                         By: SITHE/INDEPENDENCE, INC.
                                             General Partner


                                         By: /s/ Martin B. Rosenberg
                                             -------------------------------
                                         Name: Martin B. Rosenberg
                                         Title:Senior Vice President


                                         SUMITOMO MITSUI BANKING CORPORATION,
                                           as Agent and a Bank

                                         By: /s/ William M. Ginn
                                             -------------------------------
                                         Name: William M. Ginn
                                         Title:General Manager


                                         BNP PARIBAS

                                         By: /s/ Barry Liu
                                             -------------------------------
                                         Name: Barry Liu
                                         Title:Vice President


                                         By: /s/ Gina Clemente
                                             -------------------------------
                                         Name: Gina Clemente
                                         Title:Director

                                        CREDIT AGRICOLE INDOSUEZ

                                        By: /s/ Jean Francis Grandchamp des Raux
                                            ------------------------------------
                                        Name: Jean Francis Grandchamp des Raux
                                        Title:First Vice President

                                        By: /s/ Richard Manix
                                            ------------------------------------
                                        Name: Richard Manix
                                        Title:First Vice President

                                                                       EXHIBIT A

                    [LETTERHEAD OF ENRON NORTH AMERICA CORP.]

                                                                 August __, 2001

Sumitomo Mitsui Banking Corporation,
   as Agent
277 Park Avenue
New York, New York 10172

Attention:  Project Finance Department

     Re: Consent to First Amendment to Amended and Restated Letter of Credit and Reimbursement Agreement

Ladies and Gentlemen:

     We refer to (1) the Collateral Agency and Intercreditor Agreement dated as of January 1, 1993 (the "INTERCREDITOR AGREEMENT") among Sumitomo Mitsui Banking Corporation (successor to The Sumitomo Bank, Limited, New York Branch), as agent bank under the Reimbursement Agreement referred to below, IBJ Schroder Bank & Trust Company, as Trustee, Enron North America Corp. (successor to Enron Power Services, Inc.), Sithe/ Independence Power Partners, L.P. (the "PARTNERSHIP"), the County of Oswego Industrial Development Agency, Sithe/Independence Funding Corporation and Manufacturers and Traders Trust Company, as Collateral Agent, and (2) the Amended and Restated Letter of Credit and Reimbursement Agreement dated as of September 28, 1994 (the "REIMBURSEMENT AGREEMENT") among (a) the Partnership, (b) Sumitomo Mitsui Banking Corporation (successor to The Sumitomo Bank, Limited, New York Branch), as Issuing Bank, (c) each of Sumitomo Mitsui Banking Corporation (successor to The Sumitomo Bank, Limited, New York Branch), BNP Paribas (successor to Banque Nationale de Paris) and Credit Agricole Indosuez (successor to Caisse Nationale de Credit Agricole), as participating banks (collectively, including the Issuing Bank, the "BANKS"), and (d) Sumitomo Mitsui Banking Corporation (successor to The Sumitomo Bank, Limited, New York Branch), as agent (the "AGENT") for the Banks.

     Pursuant to Section 3(d) of the Intercreditor Agreement, Enron hereby consents to the First Amendment to Amended and Restated Letter of Credit and Reimbursement Agreement dated as of August 1, 2001 (the "FIRST AMENDMENT") among the Partnership, the Banks and the Agent, substantially in the form attached hereto as Exhibit A, and hereby confirms and agrees that the Intercreditor Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects except that, on and after the effective date of the First Amendment, each reference in the Intercreditor Agreement to "the Reimbursement Agreement," "thereunder," "thereof," "therein" or words of like import shall mean and be a reference to the Reimbursement Agreement as amended by the First Amendment.

                                         Very truly yours,

                                         ENRON NORTH AMERICA CORP.


                                         By:
                                         Name:
                                         Title: